                                  SCHEDULE 14A
                                   (RULE 14a)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       COMPUTER TASK GROUP, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[COMPUTER TASK GROUP LOGO]

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                                                       April 3, 2003

Dear Fellow Shareholder:

     You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Computer Task Group, Incorporated which will be held at our corporate headquarters, 800 Delaware Avenue, Buffalo, New York on Thursday, May 8, 2003 at 10:00 a.m.

     Your Proxy card is enclosed. Please indicate your voting instructions and sign, date and mail the Proxy promptly in the return envelope.

                                          Sincerely,

                                       /s/ James R. Boldt
                                       -----------------------------------------
                                          James R. Boldt
                                            Chairman and
                                            Chief Executive Officer

[COMPUTER TASK FORCE LOGO]

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 8, 2003

     Computer Task Group, Incorporated will hold its Annual Meeting of Shareholders at its corporate headquarters located at 800 Delaware Avenue, Buffalo, New York on Thursday, May 8, 2003, at 10:00 a.m. for the following purposes:

          1. To elect three Class III directors to hold office until the 2006 annual meeting of shareholders and until their successors are elected and qualified.

          2. To consider and act upon any other matters that may be brought before the meeting or any adjournment thereof.

     We have selected the close of business on March 26, 2003 as the record date for determination of shareholders entitled to notice of and vote at the meeting or any adjournment.

Buffalo, New York
April 3, 2003
                                          By Order of the Board of Directors,

                                          /s/ Peter P. Radetich
                                          --------------------------------------
                                          Peter P. Radetich
                                            Vice President, Secretary and
                                            General Counsel

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                                PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are being mailed on or about April 3, 2003, in connection with the solicitation by the Board of Directors of Computer Task Group, Incorporated of proxies to be voted at the annual meeting of shareholders on May 8, 2003, and any adjournment or postponement of the meeting. The mailing address of the Company's executive office is 800 Delaware Avenue, Buffalo, New York 14209.

     The Board has selected the close of business on March 26, 2003 as the record date for the determination of shareholders entitled to vote at the annual meeting. On that date, the Company had outstanding and entitled to vote 20,868,834 shares of common stock, par value $.01 per share.

     Each outstanding share of common stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Under the New York Business Corporation Law and the Company's By-laws, the presence, in person or by proxy, of one-third of the outstanding common stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. The shares that are present at the meeting, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority exercises its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the BCL and the Company's By-laws, the directors standing for election may be elected by a plurality of the votes cast. For voting purposes, all votes cast "for," "against," "abstain," or "withhold authority" will be counted in accordance with such instructions as to each item. Broker non-votes will not be counted for any item.

                             ELECTION OF DIRECTORS

     At the annual meeting of shareholders, three persons are to be elected to the Board of Directors as Class III directors to hold office until the 2006 annual meeting of shareholders, respectively, and until their successors are elected and qualified.

     The shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following nominees as Class III directors -- Randall L. Clark, John M. Palms and Daniel J. Sullivan.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
                        NOMINEES FOR CLASS III DIRECTORS

     All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee is unable to stand for election, the persons who are designated as nominees intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

     The following information about the Company's directors relating to their principal occupations or employment, name and principal business of the corporation or other organization in which their occupation or employment is carried on, and other affiliations has been furnished to the Company by the respective directors.

James R. Boldt                   Mr. Boldt, 51, has been the Chairman, President and Chief
                                 Executive Officer of the Company since May of 2002. From
                                 July of 2001 to May of 2002, he was the President and Chief
                                 Executive Officer. From February of 2001 to June 2001, Mr.
                                 Boldt was the Executive Vice President and Chief Financial
                                 Officer. From 1996 until 2001, Mr. Boldt was Vice President and Chief Financial Officer of the Company. From 1976 until
                                 1996, Mr. Boldt held various positions with Pratt & Lambert
                                 United Inc. most recently that of Vice President and Chief
                                 Financial Officer. Mr. Boldt is on the Board of Directors of
                                 the United Way of Buffalo, Child & Family Services and the
                                 Buffalo Niagara Partnership. Mr. Boldt has been a Director of CTG since 2001.

George B. Beitzel                Mr. Beitzel, 74, has been a director of various corporate
                                 boards since his retirement from International Business
                                 Machines Corporation in 1987. Mr. Beitzel served at IBM for
                                 32 years, the last 14 as a member of IBM's Board of
                                 Directors and corporate officer. He is currently a Director of Deutsche Bank, Gevity HR, a professional employer
                                 organization, Bitstream, Inc., a developer of computer
                                 software for the creation and printing of electronic
                                 documents and Actuate Corporation, a provider of web-based business information software. Mr. Beitzel is Chairman
                                 Emeritus of Amherst College and the Colonial Williamsburg
                                 Foundation. He is a graduate of the Harvard Business School and served twelve years on the board of directors of the
                                 Associates at Harvard Business School. Mr. Beitzel has been a Director of CTG since 1994.

Randall L. Clark                 Mr. Clark, 59, has been the Chairman of the Board of
                                 Directors of Dunn Tire Corporation since 1996. From 1992 to
                                 1996, Mr. Clark was the Executive Vice President and Chief
                                 Operating Officer of Pratt & Lambert United Inc. From 1985
                                 to 1991 Mr. Clark served as the Chairman and Chief Executive
                                 Officer of Dunlop Tire Corporation. Mr. Clark is a Director
                                 of Taylor Devices, HSBC Bank -- Western Region,
                                 non-executive Chairman of Merchants Mutual Insurance Company and a Director of the Amherst Industrial Development Agency.
                                 Mr. Clark is also on the Council for the State University of
                                 New York at Buffalo, Chairman of the Buffalo Niagara
                                 Enterprise, a founding Director and past President of the
                                 Western New York International Trade Council, a Director of
                                 the Buffalo Niagara Partnership and Chairman of AAA Western
                                 and Central New York. Mr. Clark has been a Director of CTG since 2002.

R. Keith Elliott                 Mr. Elliott, 61, retired in 2000 from his position as
                                 Chairman of the Board of Directors of Hercules Incorporated,
                                 a chemical specialties manufacturer. From 1991 through 1999,
                                 Mr. Elliott served Hercules as Chairman and Chief Executive
                                 Officer, President and Chief Executive Officer, President
                                 and Chief Operating Officer, Executive Vice President and
                                 Chief Financial Officer and Senior Vice President and Chief
                                 Financial Officer. Mr. Elliott is also a Director of
                                 Wilmington Trust Company, Checkpoint Systems, Inc.,
                                 Windsortech, Inc., and The Institute for Defense Analysis.
                                 Mr. Elliott has been a Director of CTG since 1998.

Randolph A. Marks                Mr. Marks, 67, is co-founder of the Company and is an
                                 independent business consultant. From 1985 to September
                                 1990, Mr. Marks served as Chairman of the Board of American
                                 Brass Company. Mr. Marks was engaged by the Company as a
                                 consultant from March, 1984, until his retirement from the
                                 Company in December, 1985. Prior to March, 1984, Mr. Marks
                                 served as Chairman of the Board and Chief Executive Officer of the Company commencing in June, 1979, and prior thereto as Chairman of the Board and President of the Company from the time of its organization in 1966. Mr. Marks has been a
                                 Director of CTG since 1966.

John M. Palms                   Dr. Palms, Ph.D., 67, has been a Professor of Physics at the University of South
                                Carolina since 1991. From 1991 until 2002, he was also the President of the
                                University of South Carolina. From 1989 to 1991, Dr. Palms was the President and
                                Professor of Physics at Georgia State University. Dr. Palms is a Director of
                                Exelon Corporation, SIMCOM International Holdings, Inc., and Fortis, Inc., a
                                multinational financial services insurance company. Dr. Palms is the Chairman of the Board of Trustees of the Institute for Defense Analysis. Mr. Palms has been a
                                Director of CTG since 2002.

Daniel J. Sullivan              Mr. Sullivan, 56, has been the President and Chief Executive Officer of FedEx
                                Ground, a wholly owned subsidiary of FedEx Corporation, since 1998. From 1996 to
                                1998, Mr. Sullivan was the Chairman, President and Chief Executive Officer of
                                Caliber System. In 1995, Mr. Sullivan was the Chairman, President and Chief
                                Executive Officer of Roadway Services. Mr. Sullivan is a Director of the
                                Pennsylvania Council of Boy Scouts and a Director of the Allegheny Conference, an
                                organization consisting of leading CEO's in the Pittsburgh, Pennsylvania area. Mr.
                                Sullivan is also a Director of GDS Express in Akron, Ohio. Mr. Sullivan has been a
                                Director of CTG since 2002.

               SECURITY OWNERSHIP OF THE COMPANY'S COMMON SHARES
                 BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

     As of March 26, 2003, the following persons were beneficial owners of more than five percent of the Company's common stock. The following table shows the nature and amount of their beneficial ownership.

                                          NAME AND ADDRESS           AMOUNT AND NATURE   PERCENT
TITLE OF CLASS                          OF BENEFICIAL OWNER           OF OWNERSHIP(1)    OF CLASS
--------------                    --------------------------------   -----------------   --------
Common Stock....................  Thomas R. Beecher, Trustee             4,187,587       20.07%
                                  CTG Stock Employee
                                  Compensation Trust
                                  200 Theater Place
                                  Buffalo, NY 14202

Common Stock....................  FleetBoston Financial                  2,091,141(2)    10.02%
                                  Corporation
                                  100 Federal Street
                                  Boston, MA 02110

Common Stock....................  Royce & Associates                     1,609,800        7.71%
                                  1414 Avenue of the Americas
                                  New York, NY 10019

Common Stock....................  The TCW Group, Inc.                    1,152,000(3)     5.50%
                                  865 South Figueroa Street
                                  Los Angeles, CA 90017

Common Stock....................  Dimensional Fund Advisors Inc.         1,107,050(4)     5.30%
                                  1299 Ocean Avenue, 11th Floor
                                  Santa Monica, CA 90401

---------------

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

(2) FleetBoston Financial Corporation has sole voting power with respect to 1,420,541 shares and sole dispositive power with respect to 2,091,141 shares.

(3) The TCW Group, Inc. is the beneficial owner of 1,152,000 shares and has shared voting and dispositive power with respect to said shares. The TCW Group, Inc. may be deemed to be controlled by Societe Generale, S.A.

(4) Dimensional Fund Advisors Inc. is an investment advisor registered under
    Section 203 of the Investment Advisors Act of 1940. It furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the funds and may be deemed to be the beneficial owner of the shares of the Company held by the funds. All securities reported herein are owned by the funds. Dimensional disclaims beneficial ownership of such securities.

Security Ownership by Management

     As of March 26, 2003 the directors and nominees for director individually, the executive officers named in the compensation table, and all directors and executive officers of the Company as a group, respectively, owned beneficially the following amounts of the Company's common stock.

                                                              AMOUNT AND NATURE
NAME OF INDIVIDUAL                                              OF BENEFICIAL        PERCENT
OF NUMBER IN GROUP                                              OWNERSHIP(1)         OF CLASS
------------------                                            -----------------      --------
James R. Boldt..............................................        305,952(2)         1.47%
George B. Beitzel...........................................        225,841(3)         1.08%
R. Keith Elliott............................................         91,000(4)            *
Randall L. Clark............................................         45,500(5)            *
Randolph A. Marks...........................................        433,530(6)(7)      2.08%
John M. Palms...............................................         45,300(8)            *
Daniel J. Sullivan..........................................         43,000(9)            *
Gregory M. Dearlove.........................................         28,500(10)           *
Filip J.L. Gyde.............................................         45,750(11)           *
Thomas J. Niehaus...........................................         73,728(12)           *
Arthur W. Crumlish..........................................         24,895(13)           *
All directors and executive officers as a group (13
  persons)..................................................      1,397,478(14)        6.70%

---------------

  * Less than 1 percent of outstanding shares.

 (1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

 (2) Amount indicated represents 42,300 shares held by Mr. Boldt in his own name, 20,202 shares which are held by Mr. Boldt as custodian for members of his immediate family and options to purchase 243,450 shares which are or will become exercisable within sixty days.

 (3) Amount indicated represents 58,841 shares held by Mr. Beitzel in his own name, 13,000 shares held by Mr. Beitzel's wife, 20,000 shares held by two trusts of which Mr. Beitzel and his wife are trustees and options to purchase 134,000 shares that are or will become exercisable within sixty days.

 (4) Amount indicated represents 6,000 shares held by Mr. Elliott in his own name and options to purchase 85,000 shares that are or will become exercisable within sixty days.

 (5) Amount indicated represents 5,500 shares held by the Mr. Clark's wife and options to purchase 40,000 shares that are or will become exercisable within sixty days.

 (6) Under an agreement entered into in February 1981, upon the death of Mr. Marks, the Company will have the option to purchase up to as many shares of common stock owned by him as may be purchased with the proceeds of the insurance on the life of Mr. Marks maintained by the Company (currently $300,000 in the aggregate). The purchase price for the shares will be 90 percent of the market price of such shares on the Friday immediately preceding the date of death.

 (7) Amount indicated represents 227,530 shares held by Mr. Marks in his own name, 6,000 shares held by Mr. Marks' wife, 20,000 shares that are owned by a family charitable foundation, and options to purchase 180,000 shares that are or will become exercisable within sixty days. Mr. Marks has voting and investment power over the 20,000 shares that are owned by the family charitable foundation of which he is a trustee.

 (8) Amount indicated represents 5,300 shares held by Mr. Palms in his own name and options to purchase 40,000 shares that are or will become exercisable within sixty days.

 (9) Amount indicated represents 3,000 shares held by Mr. Sullivan in his own name and options to purchase 40,000 shares that are or will become exercisable within sixty days.

(10) Amount indicated represents 9,000 shares held by Mr. Dearlove in his own name, 2,000 shares held in trust for his children and options to purchase 17,500 shares that are or will become exercisable within sixty days.

(11) Amount indicated includes options to purchase 45,750 shares that are or will become exercisable within sixty days.

(12) Amount indicated represents 33,478 shares held by Mr. Niehaus in his own name and options to purchase 40,250 shares that are or will become exercisable within sixty days.

(13) Amount indicated represents 645 shares held by Mr. Crumlish in his own name and options to purchase 24,250 shares that are or will become exercisable within sixty days.

(14) Amount indicated includes options to purchase 913,200 shares that are or will become exercisable within sixty days.

                          INFORMATION ABOUT MANAGEMENT

The Board of Directors and Committees

     During 2002, the Board of Directors held a total of seven meetings. Due to illness, Randolph A. Marks attended fewer than 75 percent of the meetings of the Board of Directors during 2002.

Compensation Committee

     The Compensation Committee is composed of R. Keith Elliott, Chairman, George B. Beitzel and John M. Palms. During 2002, this Committee held a total of two meetings. The Compensation Committee reviews and approves the compensation of senior management and is responsible for the administration of the Company's stock plans, Non-qualified Key Employee Deferred Compensation Plan, and Stock Employee Compensation Trusts.

Executive Committee

     The Executive Committee is composed of R. Keith Elliott, Chairman, George
B. Beitzel and Randall L. Clark. The Committee did not meet during 2002. The Executive Committee is empowered to act for the Board of Directors in intervals between Board meetings, with the exception of certain matters that by law cannot be delegated. In addition, the Committee is empowered to perform the functions of a nominating and governance committee. The Committee meets as necessary.

Audit Committee

     The Audit Committee is composed of three directors: George B. Beiztel, Chairman, R. Keith Elliott and Daniel J. Sullivan and operates under a written charter adopted by the Board of Directors. The Audit Committee met five times during 2002.

     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial reports, systems of internal controls as they relate to finance and accounting, and the Company's auditing, accounting and financial reporting processes. The Committee's job is one of oversight. Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. It is the Committee's responsibility to monitor and review these processes. It is not the Committee's duty or responsibility to conduct auditing or accounting reviews. Therefore, the Committee has relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

                             AUDIT COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filing and shall not otherwise be deemed filed under such Acts.

     The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with such accountants their independence. The Board has determined that each of the members of the Audit Committee is independent as defined in Sections 303.01(B)(2)(a) and (b) of the New York Stock Exchange Listing Manual.

     Based on such review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE

                               George B. Beitzel,
                                    Chairman
R. Keith Elliott                                              Daniel J. Sullivan

Independent Public Accountants and Fees

     The Company has engaged Deloitte & Touche LLP ("Deloitte") as the principal accountants to audit the Company's financial statements since July 7, 1998.

     A representative of Deloitte will be present at the annual meeting of shareholders of the Company. The representative will be given the opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions. To the best of the Company's knowledge, no member of that firm has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee. The Audit Committee has determined that the provision of services described under "All Other Fees," below is compatible with maintaining the principal accountant's independence.

     Audit Fees -- The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the most recent fiscal year, including the Company's foreign subsidiaries, and the reviews of the financial statements included in the Company's Form 10-Q's are approximately $187,313.

     Financial Information Systems Design and Implementation Fees -- Deloitte did not render any services related to financial information systems design and implementation for the most recent fiscal year.

     All Other Fees -- Aggregate fees billed for all other services rendered by Deloitte for the most recent fiscal year are approximately $26,500 for tax software and $86,267 for tax preparation services.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of its outstanding common stock were complied with for 2002. This belief is based solely on the Company's review of copies of the reports furnished to it and written representations that no other reports were required.

Director Compensation

     Each non-employee director receives a $15,000 annual retainer and a $1,500 per day fee for attending committee meetings. Directors are also reimbursed for expenses they incur while attending board and committee meetings. Directors who are employees of the Company do not receive additional compensation for their services as directors.

                  Executive Compensation and Other Information

     The following table shows the annual and long-term compensation paid to the Chairman, President and Chief Executive Officer and to the four other most highly compensated executive officers for services rendered in 2002, 2001, and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                        -------------------------------
                                           ANNUAL COMPENSATION                 AWARDS           PAYOUTS
                                    ---------------------------------   ---------------------   -------
                                                            OTHER       RESTRICTED
                                                            ANNUAL        STOCK      OPTIONS/    LTIP      ALL OTHER
NAME AND                             SALARY     BONUS    COMPENSATION    AWARD(S)     SAR'S     PAYOUTS   COMPENSATION
PRINCIPAL POSITION (4)       YEAR     ($)        ($)         ($)           ($)         (#)        ($)        ($)(1)
----------------------       ----   --------   -------   ------------   ----------   --------   -------   ------------
James R. Boldt (2).........  2002   $400,000   $     0     $     0          $0             0      $0        $ 5,500
  Chairman, President and    2001   $350,182   $50,000     $     0          $0       475,000      $0        $ 5,100
  Chief Executive Officer    2000   $246,375   $     0     $     0          $0       113,000      $0        $ 5,100
Gregory M. Dearlove          2002   $285,000   $     0     $     0          $0             0      $0        $ 4,125
  Vice President and         2001   $ 71,250   $38,000     $     0          $0       100,000      $0        $     0
  Chief Financial Officer
Filip J.L. Gyde (3)........  2002   $259,373   $     0     $66,968          $0             0      $0        $25,260
  Vice President and
    General                  2001   $226,454   $     0     $57,951          $0        40,000      $0        $22,646
  Manager, CTG Europe        2000   $113,129   $18,829     $44,786          $0        15,000      $0        $11,313
Thomas J. Niehaus..........  2002   $215,000   $     0     $     0          $0        15,000      $0        $ 5,500
  Vice President and
    General                  2001   $206,667   $28,010     $     0          $0        50,000      $0        $ 5,100
  Manager, CTG HealthCare    2000   $200,000   $     0     $     0          $0        22,000      $0        $ 5,100
  Solutions
Arthur W. Crumlish (4).....  2002   $185,000   $     0     $     0          $0             0      $0        $ 5,500
  Vice President, Strategic  2001   $123,250   $ 6,000     $     0          $0        50,000      $0        $ 3,852
  Staffing Services          2000   $100,000   $ 7,500     $     0          $0         9,000      $0        $ 2,500

---------------

(1) Consists of Company contributions under retirement plans.

(2) Mr. Boldt became the Company's President and Chief Executive Officer on July 16, 2001. For the period January of 2001 to June 2001, he was the Executive Vice President and Chief Financial Officer. Additionally, a portion of Mr. Boldt's 2000 salary and the number of options granted in 2000 reflect his role in serving as the acting Chief Executive Officer of the Company from June 22, 2000 to October 29, 2000. During the remaining portion of that year, he was the Vice President and Chief Financial Officer.

(3) Other annual compensation for Mr. Gyde consists of vacation and other premiums, including the cost of providing for a company automobile.

(4) Mr. Crumlish became the Vice President, Strategic Staffing Services on September 24, 2001. Previously he was the controller of the Strategic Staffing organization.

(5) During 2002, Jonathan M. Harding was Vice President and General Manager, North America until he resigned from that position in October 2002. During 2002, Mr. Harding earned $215,000 of salary.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed of R. Keith Elliott (Chairman), George B. Beitzel and John M. Palms, each of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee is responsible for overseeing the administration of the Company's employee stock and benefit plans, establishing policies relating to the compensation of employees and setting the terms and conditions of employment for executive officers. This Committee report describes the various components of the Company's executive officer compensation program and the basis on which 2002 compensation was paid to such executive officers, including the executive officers named in the compensation tables set forth above.

     Compensation Policy -- The Committee's compensation policies are designed to maintain a direct relationship among executive pay, financial performance of the Company and the creation of shareholder value. Such policies seek to:

     - Provide compensation opportunities that enable the Company to attract and retain qualified executives;

     - Provide compensation that is directly related to the performance of both the Company and the individual;

     - Integrate the compensation programs with the Company's annual and long-term financial and operating objectives; and

     - Align the interests of executive officers with the long-term interests of the Company's stockholders through stock-based award opportunities that can result in ownership of the Company's common stock.

     The Company's executive compensation program attempts to achieve the foregoing objectives by integrating annual base salary with annual cash and stock-based incentives based on both Company and individual performance. Measurement of Company performance is based on operating and financial objectives set at the beginning of each year. As a result, executive compensation tends to be higher in years in which the performance goals are achieved or exceeded. In addition, as an executive's level of responsibility increases, a substantial portion of his or her annual compensation is based on performance incentives. Accordingly, there will be greater variability in an executive's total compensation from year to year based on both the individual's and the Company's actual performance.

     Components of Executive Compensation -- The compensation paid to the Company's executive officers, as reflected in the tables set forth in this Proxy Statement, consisted of annual base salary, annual cash incentive compensation, long-term stock-based incentive compensation and deferred compensation.

     Annual Base Salary -- With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including the executive's level of responsibility, individual performance and the salaries of similar positions in the Company and in comparable companies both within and outside our industry who compete for executive talent. The Committee also engages a compensation consultant to advise it with respect to such matters.

     Annual Cash Incentive Compensation -- Each executive officer's total annual compensation consists in part of annual cash incentive compensation. Awards of cash incentive compensation are based on the attainment of one or more specified targeted levels of (i) gross profit, (ii) operating income, (iii) specific assigned objectives, (iv) earnings per share, and (v) individual objectives. The Committee, in awarding cash incentive compensation, considers the recipient's individual contribution toward Company operating profitability, cost containment, leadership, teamwork and the successful implementation of business strategy. The objective of this form of annual compensation is to provide an incentive to certain executives to achieve operating and financial objectives that the Committee believes are primary determinants of shareholder value over time.

     Long-Term Stock-Based Incentive Compensation -- The third component of executive compensation consisted of grants of stock options under the Company's 2000 Equity Award Plan. In making grants of stock options, the Committee considered an executive's contribution toward past and the expected contribution toward future Company performance. Any value that might be received from an option grant depends upon increases in the price of the Company's common stock. Accordingly, the amount of compensation to be received by an executive is directly aligned with increases in shareholder value. Grants of stock options are made to key employees of the Company who, in the opinion of the Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. The awards are also intended to reward individuals who remain with the Company and to further align their interests with those of the Company's shareholders. The Committee strongly believes that stock ownership by management and stock-based performance compensation are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

     Stock Options Granted During 2002 -- The Committee granted stock options to one executive officer named in the following table (see Options/SAR Grants in 2002). In general, recipients of the stock options receive the right to purchase shares of common stock of the Company in the future at a price equal to their fair market value determined on the date of grant. The Committee determines the dates and terms upon which option may be exercised, as well as whether the options will be incentive stock options or nonqualified stock options. In determining whether to grant an individual stock options, the Committee considers an executive's contribution toward Company performance, expected future contribution and the number of options and shares of common stock presently held by the executive.

     Deferred Compensation -- The fourth component of executive compensation may consist of the Company's contribution under the CTG Non-Qualified Key Employee Deferred Compensation Plan for those executives chosen to participate in the Plan. Executives chosen to participate in the Plan are eligible to elect to defer a percentage of their annual cash compensation. In addition, executives are also eligible to receive a Company contribution under the Plan in an amount equal to a specified percentage of the sum of the executive's 2002 base salary and bonus compensation. The Company's contribution percentage and criteria used to determine performance targets are based on the recommendations of the Chairman, President and CEO, subject to the approval of the Committee. The contribution is made in cash or CTG common stock, as determined by the Committee. No contributions were made in 2002 under this Plan.

     Chief Executive Officer Compensation -- The Committee, in setting the compensation for the position of Chief Executive Officer, sought to provide a compensation package which depended in part upon the attainment of both annual and long-term objectives, thereby linking the annual compensation of the CEO to individual performance and the Company's performance. Compensation for the position of CEO consisted of the following: (i) annual base compensation established by the Committee, (ii) cash incentive compensation measured by Company financial performance and the CEO's attainment of specific strategic and organizational objectives, together with an assessment by the Committee and the Board of Directors of the effectiveness of the CEO, (iii) long-term stock-based incentive compensation, and (iv) a contribution under the CTG Non-Qualified Key Employee Deferred Compensation Plan.

     Mr. Boldt's 2002 compensation consisted of base compensation of $400,000.

     Section 162(m) of the Internal Revenue Code -- Section 162(m) of the Code, adopted as part of the Omnibus Budget and Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" is defined as the Chief Executive Officer and the four other highest paid executive officers of the corporation. The Committee has determined that the 2000 Equity Award Plan meets the requirements for deductibility. The Committee will, however, continue to study whether it is desirable to cause compensation arrangements in the future to qualify as deductible compensation. To the extent that the Committee's compensation objectives can be achieved in a manner which maximizes the deductibility of compensation paid by the Company, it will seek to do so.

                    SUBMITTED BY THE COMPENSATION COMMITTEE

R. Keith Elliott,                                              George B. Beitzel
   Chairman                                                        John M. Palms

                           COMPANY PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total shareholder returns for the Company's common stock, the S&P 500 Index, and a Peer Group, assuming a base index of $100 at the end of 1997. The cumulative total return for each annual period within the five years presented is measured by dividing (1) the sum of (A) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the period by (2) the share price at the beginning of the period. The calculations exclude trading commissions and taxes.

[GRAPH]

              --------------------------------------------------------------------------------------------
                                                  Dec 97    Dec 98    Dec 99    Dec 00    Dec 01    Dec 02
              --------------------------------------------------------------------------------------------
                Computer Task Group, Inc.           100     76.40     41.84     11.20     11.21      9.93
              --------------------------------------------------------------------------------------------
                S&P 500 Index                       100     128.58    155.63    141.46    124.65    97.10
              --------------------------------------------------------------------------------------------
                Peer Group                          100     156.49    147.72    33.68     55.72     26.25
              --------------------------------------------------------------------------------------------

     The Peer Group comprises the following companies which are in the business of providing software and information technology (IT) services: Alternative Resources Corporation; American Management Systems, Incorporated; Analysts International Corporation; Ciber, Inc.; Computer Horizons Corp.; Compuware Corporation; Keane, Inc.; and Technology Solutions Company.

Option/SAR Grants, Exercises and Holdings

     The following tables set forth certain information concerning stock options granted and exercised during 2002, and unexercised options held as of the end of 2002, by the named executives:

                           OPTIONS/SAR GRANTS IN 2002

                                                                                         POTENTIAL
                                                                                    REALIZABLE VALUE AT
                            NUMBER OF      PERCENT OF                                  ASSUMED ANNUAL
                            SECURITIES       TOTAL                                     RATES OF STOCK
                            UNDERLYING    OPTIONS/SARS   EXERCISE OR                 PRICE APPRECIATION
                           OPTIONS/SARS    GRANTED TO       BASE                    FOR OPTION TERM (1)
                            GRANTED IN    EMPLOYEES IN    PRICE PER    EXPIRATION   --------------------
NAME                           2002           2002          SHARE         DATE       5% ($)     10% ($)
----                       ------------   ------------   -----------   ----------   --------   ---------
Thomas J. Niehaus........     7,500           1.8%          $4.35       2/7/2017    $35,200    $103,658
                              7,500           1.8%          $4.35       2/7/2012    $19,252    $ 48,149

---------------

(1) The dollar amounts under these columns use the five (5%) percent and ten (10%) percent annual rates of stock price appreciation prescribed by the SEC. This presentation is not intended to forecast future appreciation of the Company's stock.

   AGGREGATE OPTION/SAR EXERCISES IN 2002 AND 2002 YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF
                                                            SECURITIES                     VALUE OF
                                                            UNDERLYING                    UNEXERCISED
                                                            UNEXERCISED                  IN-THE-MONEY
                               SHARES                      OPTIONS/SARS                  OPTIONS/SARS
                              ACQUIRED                  AT FISCAL YEAR END            AT FISCAL YEAR END
                                 ON       VALUE     ---------------------------   ---------------------------
NAME                          EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          --------   --------   -----------   -------------   -----------   -------------
James R. Boldt..............     0          $0        226,450        472,750        $20,500       $143,500
Gregory M. Dearlove.........     0          $0         17,500         82,500        $26,775       $126,225
Filip J.L. Gyde.............     0          $0         38,500         41,500        $ 3,075       $  3,075
Thomas J. Niehaus...........     0          $0         24,125         70,375        $     0       $      0
Arthur W. Crumlish..........     0          $0         23,250         45,750        $11,513       $ 48,563
Jonathan M. Harding.........     0          $0         12,500         62,500        $14,250       $ 71,250

Executive Supplemental Benefit Plan

     The Company maintains an Executive Supplemental Benefit Plan (Supplemental
Plan) which provides one current and certain former executives with deferred compensation benefits. The Supplemental Plan was amended as of December 1, 1994 in order to freeze the then current benefits, provide no additional benefit accruals for participants and to admit no new participants. As a result of this action, the Company reduced its annual Supplemental Plan expense from approximately $1.1 million in 1994 to approximately $0.6 million in 2002. Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee's base compensation at termination or as of December 1, 1994, which ever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the Supplemental Plan through December 1, 1994. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is a member of a successor plan, the normal retirement age is increased to 65.

     On November 30, 1994, the Supplemental Plan was also amended to provide that in the event of a change of control, participants employed at that time shall be entitled to receive a lump sum benefit equivalent to the present value of 50% of their base compensation as of the date of the change of control. A change of control will occur if (1) any person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as the ownership of stock of the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of combined voting power of the Company's then outstanding voting securities; (2) during any period of 24 consecutive months, individuals who at the beginning of the period constitute the Board and any new director whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors (other than in connection with the contested election), before the beginning of the period cease, for any reason, to constitute at least a majority thereof; or (3) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation described in the Supplemental Plan.

     Plan participants may request the Committee to begin the payment of retirement benefits beginning at age 55. It is within the discretion of the Compensation Committee as to whether or not a participant will be permitted to receive early retirement benefits.

     Mr. Boldt did not participate in the Supplemental Plan. There is one current and 19 former employees that are covered by the Supplemental Plan.

Non-Competition and Employment Agreements

     On July 16, 2001, the Company entered into an employment agreement with Mr. Boldt. The agreement will continue in effect until either party provides 60 days prior written notice to the other that it does not wish to continue Mr. Boldt's employment. The agreement provides for an annual base salary of $400,000. In the event the Company terminates Mr. Boldt's employment for other than cause (as defined in the agreement) or Mr. Boldt terminates his employment for good reason (as defined in the agreement) or he dies or becomes disabled, the Company will pay as severance to Mr. Boldt an amount equal to the average annual total compensation paid to Mr. Boldt during the three prior years (which includes the current year). The severance is payable in 26 consecutive bi-weekly installments. The Company will also continue certain medical benefits during such period. If at the end of the twelve-month period, Mr. Boldt is not employed, he will continue to receive such compensation and benefits for up to an additional six months. The agreement also prohibits Mr. Boldt from competing with the Company for a period of one-year following the termination of employment.

Change in Control Agreements

     On July 16, 2001, the Company entered into a change in control agreement with Mr. Boldt. The agreement provides that upon the occurrence of a change in control, Mr. Boldt will become fully vested in and entitled to exercise immediately all stock related awards he has been granted under any of the Company's plan. The Agreement goes on to provide that upon the termination of Mr. Boldt's employment (a) without cause by the Company or by himself with good reason within 24 months following a change in control or (b) by himself for any reason within 6 months after a change in control, Mr. Boldt will receive three times his full salary and bonus as well as a lump sum to cover fringe benefits. A change in control will occur if (1) the Company's stockholders approve (a) the dissolution or liquidation of the Company, (b) the merger or consolidation or other reorganization of the Company with any other entity other than a subsidiary of the Company, or (c) the sale of all or substantially all of the Company's business or assets or (2) any person other than the Company or its subsidiaries or employee benefit plans becomes the beneficial owner of more than 20% of the combined voting power of the Company's then outstanding securities or
(3) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period.

     Each of the named executives in the cash compensation table have entered into a change of control agreement with the Company. These agreements contain provisions that are generally similar to that of Mr. Boldt except that in the event their employment is terminated by the Company without cause by themselves with good reason within 24 months after a change in control, such executives would receive two times their salary and bonus.

Non-Qualified Key Employee Deferred Compensation Plan

     On February 2, 1995 the Compensation Committee approved the creation of a Non-Qualified Key Employee Deferred Compensation Plan. The Deferred Compensation Plan is intended as a successor plan to the Supplemental Plan. Participants in the Deferred Compensation Plan are eligible to (1) elect to defer a percentage of their annual cash compensation and (2) receive a Company contribution of a percentage of their base compensation and annual bonus if the Company attains annual defined performance objectives.

     The Chief Executive Officer, subject to the approval of the Compensation Committee, recommends (1) those key employees who will be eligible to participate and (2) the percentage of a participant's base and bonus compensation which will be contributed each year to the Deferred Plan if the Company attains annual defined performance objectives. All amounts credited to the participant are invested, as determined by the Compensation Committee, and the participant is credited with actual earnings of the investments. Company contributions, including investment earnings, may be cash or the stock of the Company.

     Plan participants have a 100% nonforfeitable right to the value of their corporation contribution account after the fifth anniversary of the employment with the Company. If a participant terminates employment due to death, disability, retirement at age 65, or in the event a change of control (as defined in the CTG Executive

Supplemental Benefit Plan previously recited) occurs, the participant or his or her estate will be entitled to receive the benefits accrued for the participant as of the date of such event. Company contributions will be forfeited in the event a participant incurs a separation from service for cause. Participants are 100% vested in their own contributions. All amounts in the Deferred Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company. In 2002, as the Company did not attain defined operating income objectives, no award for eligible participants was made to the plan.

Directors' and Officers' Liability Insurance

     The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors' and officers' liability insurance to provide indemnification for the Company and all its directors and officers. The current liability insurance policy, with a policy period effective April 1, 2002, was issued by The Chubb Group of Insurance Companies at an annual premium of approximately $295,000.

Certain Relationships and Related Transactions

     During 2002 Mr. Marks, a director of the Company, received an annual sum of $90,000 payable monthly under the terms of the Supplemental Plan. Under the terms of a non-competition agreement that covered the period from March 1984 through October 1995, Mr. Marks also receives the same medical benefits as those provided to officers of the Company. The Company also paid the premiums on a life insurance policy for Mr. Marks with a face value of $300,000.

                               OTHER INFORMATION

     A shareholder giving a proxy may revoke it at any time before it is exercised. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company's shares, and the Company may reimburse brokers, custodians, nominees or fiduciaries for their expenses in so doing.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders which are intended to be included in the Company's Proxy Statement relating to its May 2004 annual meeting of shareholders must be received at the Company's principal executive offices not later than December 4, 2003. A shareholder who wishes to present a proposal for consideration at the 2003 annual meeting without inclusion of such proposal in the Company's proxy materials must give written notice of the proposal to the Secretary of the Company not later than sixty days in advance of the date of such meeting.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business that will be presented for consideration at the 2003 annual meeting of shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted on those matters in accordance with the judgment of the holders of the proxies.

April 3, 2003

                                              By Order of the Board of Directors

                                  DETACH HERE

                                     PROXY

                       COMPUTER TASK GROUP, INCORPORATED

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Peter P. Radetich and George B. Beitzel and each of them, as proxy or proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group, Incorporated (the "Company") which the undersigned may be entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the Company's 401(K) Profit Sharing Retirement Plan (the "Plan") to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at the Company's Headquarters, 800 Delaware Avenue, Buffalo, New York on Thursday, May 8, 2003 at 10:00 a.m. or at any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                MARK, SIGN AND DATE ON REVERSE SIDE

SEE REVERSE                                                         SEE REVERSE
   SIDE                                                                 SIDE

COMPUTER TASK GROUP, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

1. Election of Directors                                          2. Said proxies are given discretionary authority to vote and act upon such other matters as may properly come before the
                                                                     meeting or any adjournment thereof.

CLASS III NOMINEES: (01) Randall L. Clark
                    (02) John M. Palms, (03) Daniel J. Sullivan


  FOR                       WITHHELD
  ALL       [ ]        [ ]  FROM ALL
NOMINEES                    NOMINEES

[ ]________________________________________
    For all nominees except as noted above


                                                                     MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]
                                                                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                                                  Please date and sign exactly as name appears hereon. Each
                                                                  joint tenant must sign. When signing as attorney, executor, trustee, etc., give full title. If signer is a corporation, sign in full corporate name by authorized officer. If a
                                                                  partnership, sign in partnership name by an authorized
                                                                  person.

                                                                  Please sign, date and return this proxy today. No postage is required. A business reply envelope is enclosed for your
                                                                  convenience.


Signature: _____________________________________ Date: __________ Signature: ____________________________________ Date: __________